Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

							    Is this the
Series							    last filing
Number		Series Name				  For this series?
							      (Y or N)

114 		PSI CALENDAR EFFECTS FUND	     		  N


* Please refer to the Semi Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Fund.